Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Insured Series--189

We consent to the use in this Post-Effective Amendment No. 7 to Registration
Statement No. 33-49319 of our opinion dated           , 2000 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 7, 2000